Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (File Nos. 333-219686, 333-204669, 333-193998, 333-186700, 333-184320, 333-179593, 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576) of iRobot Corporation of our report dated February 16, 2018 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 16, 2018